October 30, 2015

Advisor One Funds

17605 Wright Street

Omaha, NE 68130

Re: AdvisorOne Funds - File Nos. 333-20635 and 811-08037

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 88 to the AdvisorOne Funds Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 104 under the Securities Act of 1933 and consent to all references to us in the Amendment.

Very truly yours,

THOMPSON HINE LLP

969796.54